EXHIBIT 23.2

                               DASZKAL BOLTON LLP
                          CERTIFIED PUBLIC ACCOUNTANTS

                                                Michael I. Daszkal, C.P.A., P.A.
                                                Jeffrey A. Bolton, C.P.A., P.A.
                                                Timothy R. Devlin, C.P.A., P.A.
                                                Michael S. Kridel, C.P.A., P.A.
                                                Marjorie A. Horwin, C.P.A., P.A.
                                                Patrick D. Heyn, C.P.A., P.A.
                                                Gary R. McConnell, C.P.A., P.A.
                                                ________________________________

                                                Colleen DeWoody Bracci, C.P.A.
                                                Arthur J. Hurley, C.P.A.


                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use in the prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated January 14, 2004, relating to our audit of the consolidated statements of operations, changes in stockholders' deficit, and cash flows of Iceweb, Inc. and Subsidiaries for the year ended September 30, 2003 which appears in such Prospectus. We also consent to reference to us under the heading "Experts" in such Prospectus.


/s/ Daszkal Bolton LLP

DASZKAL BOLTON LLP
July 26, 2005




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